Exhibit 99.6

CLPSun Partners II, LLC

Consolidated Financial Statements As of December

31, 2012 and 2011, and for the year ended December

31, 2012 and the period from August 2, 2011 (Date of

Recapitalization) to December 31, 2011 with Report of

Independent Auditors

CLPSUN PARTNERS II, LLC

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT AUDITORS	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2012 AND 2011, AND FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE PERIOD FROM AUGUST 2, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011:

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Members’ Equity	4

Consolidated Statements of Cash Flows	5–6

Notes to Consolidated Financial Statements	7–12

Report of Independent Auditors

To the Members of

CLPSun Partners II, LLC:

We have audited the accompanying consolidated financial statements of CLPSun Partners II, LLC (the “Company”), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2012 and for the period from August 2, 2011 (date of recapitalization) to December 31, 2011, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CLPSun Partners II, LLC at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for the period for the year ended December 31, 2012 and the period from August 2, 2011 (date of recapitalization) to December 31, 2011 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

McLean, Virginia

March 27, 2013

CLPSUN PARTNERS II, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$14,405,356	$14,348,650
Building and building improvements	108,448,716	108,387,294
Furniture, fixtures, and equipment	5,810,362	5,658,556
Construction in progress	34,274	49,657

	128,698,708	128,444,157
Less accumulated depreciation	(6,528,789)	(1,955,513)

Property and equipment — net	122,169,919	126,488,644
CASH AND CASH EQUIVALENTS	4,411,533	5,211,699
RESTRICTED CASH	306,242	599,747
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $58,354 and $92,041 in 2012 and 2011, respectively	328,699	458,200
PREPAID EXPENSES AND OTHER ASSETS	291,029	365,969
DEFERRED TAX ASSET (Note 6)	121,737	—
DEFERRED FINANCING COSTS — Net of accumulated amortization of $137,448 and $40,356 in 2012 and 2011, respectively	128,900	225,992
RESIDENT LEASE INTANGIBLE — Net of accumulated amortization of $717,783 and $299,076 in 2012 and 2011, respectively	—	418,707

TOTAL	$127,758,059	$133,768,958

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Notes payable	$104,549,267	$104,549,267
Accounts payable and accrued expenses	3,175,973	1,583,761
Accrued interest	412,331	412,331
Payable to affiliates — net	114,993	454,865
Security and reservation deposits	20,000	12,000
Deferred revenue	2,006,106	1,458,283

Total liabilities	110,278,670	108,470,507
MEMBERS’ EQUITY	17,479,389	25,298,451

TOTAL	$127,758,059	$133,768,958

See notes to consolidated financial statements.

CLPSUN PARTNERS II, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2012 AND THE PERIOD FROM AUGUST 2, 2011 (DATE

OF RECAPITALIZATION) TO DECEMBER 31, 2011

	2012	2011
OPERATING REVENUE:
Resident fees	$37,008,371	$14,255,749
Other income	292,665	182,969

Total operating revenue	37,301,036	14,438,718

OPERATING EXPENSES:
Labor	14,999,428	6,019,752
Depreciation and amortization	4,991,983	2,254,589
General and administrative	2,327,219	957,299
Management fees to affiliate	1,862,585	721,126
Repairs and maintenance	1,636,152	258,856
Taxes and license fees	1,570,019	620,659
Insurance	1,501,594	523,273
Food	1,435,809	522,358
Utilities	991,278	425,575
Advertising and marketing	608,299	280,117
Ancillary expenses	357,265	135,415
Bad debt	49,330	16,191
Transaction costs (Note 2)	—	707,766

Total operating expenses	32,330,961	13,442,976

INCOME FROM OPERATIONS	4,970,075	995,742

OTHER EXPENSE (INCOME):
Interest expense	4,951,981	2,067,759
Other expense	—	546,226
Income tax expense (benefit)	398,940	(186,903)

Total other expense	5,350,921	2,427,082

NET LOSS	$(380,846)	$(1,431,340)

See notes to consolidated financial statements.

CLPSUN PARTNERS II, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE PERIOD FROM AUGUEST 2, (DATE

OF RECAPITALIZTION) TO DECEMBER 31, 2011

	Sunrise Senior Living Investments, Inc.	CNL Income SL II Holding, LLC	Total
MEMBERS’ EQUITY — August 2, 2011 (Date of Recapitalization)	$—	$—	$—
Contributions	8,140,714	18,994,998	27,135,712
Distributions	—	(405,921)	(405,921)
Net loss	(429,402)	(1,001,938)	(1,431,340)

MEMBERS’ EQUITY — December 31, 2011	$7,711,312	$17,587,139	$25,298,451
Distributions	(2,249,529)	(5,188,687)	(7,438,216)
Net loss	(114,253)	(266,593)	(380,846)

MEMBERS’ EQUITY — December 31, 2012	$5,347,530	$12,131,859	$17,479,389

See notes to consolidated financial statements.

CLPSUN PARTNERS II, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE PERIOD FROM AUGUST 2, 2011 (DATE

OF RECAPITALIZATION) TO DECEMBER 31, 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(380,846)	$(1,431,340)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	4,573,276	1,955,513
Amortization of resident lease intangible	418,707	299,076
Amortization of financing costs	83,804	40,356
Provision for bad debts	49,330	16,191
Deferred tax	(121,737)	—
Changes in operating assets and liabilities:
Accounts receivable	80,171	(91,999)
Prepaid expenses and other assets	74,940	(144,721)
Accounts payable and accrued expenses	1,594,854	(1,157,454)
Accrued interest	—	(113,189)
Payable to affiliates—net	(326,584)	281,124
Security and reservation deposits	8,000	(3,000)
Deferred revenue	547,823	222,498

Net cash provided by (used in) operating activities	6,601,738	(126,945)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash and restricted cash acquired in acquisition of Pool One	—	7,758,172
Purchase of property and equipment	(257,193)	(47,579)
Restricted cash	293,505	(135,392)

Net cash provided by investing activities	36,312	7,575,201

CASH FLOWS FROM FINANCING ACTIVITIES:
Financing costs paid	—	(266,348)
Payments on notes payable	—	(28,700,000)
Contributions	—	27,135,712
Distributions	(7,438,216)	(405,921)

Net cash used in financing activities	(7,438,216)	(2,236,557)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(800,166)	5,211,699
CASH AND CASH EQUIVALENTS — Beginning of period	5,211,699	—

CASH AND CASH EQUIVALENTS — End of year	$4,411,533	$5,211,699

(continued)

CLPSUN PARTNERS II, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE PERIOD FROM AUGUST 2, 2011 (DATE

OF RECAPITALIZATION) TO DECEMBER 31, 2011

	2012	2011
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$4,868,162	$1,210,390

SUPPLEMENTAL DISCLOSURES OF NONCASH INFORMATION:
Accrued capital expenditures	$2,642	$7,332

Assumption of note payable	$—	$133,249,267

See notes to consolidated financial statements.

CLPSUN PARTNERS II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2012 AND 2011, AND FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE PERIOD FROM AUGUST 2, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011

1.	ORGANIZATION AND PRESENTATION

Organization — CNLSun Partners II, LLC (the “Company”) was formed on June 8, 2011 under the laws of the state of Delaware as a limited liability company. On January 31, 2012, the Certificate of Formation was amended to change the name of the limited liability company from CNLSun Partners II, LLC to CLPSun Partners II, LLC. The Company was organized to acquire 100% of the membership interests in MetSun Two Pool One, LLC (“Pool One”) which owned and operated six assisted living facilities (collectively, the “Facilities” or individually, the “Facility”). At formation, its sole member was Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI”). On August 2, 2011, the Company acquired 100% of the membership interests in Pool One and in conjunction with the transaction, CNL Income SL II Holding, LLC (“CNL”) was admitted as a member to the Company (the “2011 Recapitalization”). The limited liability agreement (“LLC Agreement”) was amended and the capital accounts were adjusted to reflect the new ownership structure with CNL as the managing member owning 70% and SSLII owning 30%. The Company shall continue in full force and effect until August 2, 2041 unless sooner terminated under the terms of the LLC Agreement.

Total capital contribution at closing was $27,135,712, which was immediately used by the Company to fund a portion of the pay down of the existing financing in connection with the existing financing modification (Note 5) and other closing costs. Each party to the sale of the members’ interests was responsible for its own third party costs.

The LLC Agreement effective August 2, 2011, details the commitments of the members and provides the procedures for the return of capital to the members with defined priorities. All net cash flow from operations and capital proceeds are to be distributed according to the priorities as specified in the agreements. Any member can require additional capital to cure an event of default or to avoid an event of default under the loan agreements. The members must mutually agree upon additional capital requests for all other circumstances, including funding for operating shortfalls if they are determined to be reasonably necessary to effectuate any cost or expense associated with the operation or maintenance of any Facility or as it may be contemplated under the management agreements of the Facilities. Contributions are made in proportion to the relative percentage interests of the member at the time of the request. Net income (loss) is allocated to the members in proportion to their relative percentage interests.

As of December 31, 2012 and 2011, the Company owns the following six Facilities:

Operator Entity	Location	Date Opened
Bloomfield South MI Senior Lving Owner, LLC	Bloomfield, MI	March 2009
Broomfield CO Senior Living Owner, LLC	Broomfield, CO	May 2009
Johns Creek GA Senior Living Owner, LLC	Johns Creek, GA	March 2009
McCandless PA Senior Living Owner, LP	McCandless, PA	June 2009
Simi Valley CA Senior Living Owner, LLC	Simi Valley, CA	August 2009
Wake County NC Senior Living Owner, LLC	Cary, NC	July 2009

The Company owns and operates the Facilities providing assisted living services to seniors. Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The Company has a pooling arrangement in which the terms and conditions of the management agreements are considered under one consolidated agreement.

Sunrise has the option to purchase, exercisable in Sunrise’s sole discretion, one hundred percent (100%) of CNL’s ownership interest in the Company upon the expiration of the third Company Year per the LLC Agreement. If Sunrise exercises the purchase option at any time prior to the sixth Company Year, CNL will be paid a purchase price equal to the amount necessary to return to CNL a 16% internal rate of return on the CNL total capital contributions, after taking into account all amounts previously distributed to CNL. Sunrise will not be able to exercise the option to purchase after the sixth Company Year.

On August 21, 2012, SSLI and Health Care REIT, Inc. (“HCN”) entered into an agreement for HCN to acquire all of the outstanding common stock of SSLI for $14.50 per share in an all-cash transaction.

On September 13, 2012, in conjunction with the August 21, 2012 agreement, Red Fox Management, LP (“Red Fox”), a new entity formed by Kohlberg Kravis Roberts & Co. L.P., Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC, entered into a Membership Interest Purchase Agreement with SSLI to acquire Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLII, for approximately $130,000,000, with HCN investing approximately $26,000,000 for a 20% ownership interest. The Company has management agreements with SSLMI to manage the Facilities (Note 4).

On January 9, 2013, Sunrise consummated the transactions with HCN and Red Fox. As part of the transaction, HCN acquired Sunrise’s equity interests in joint ventures that own 58 senior housing communities, including the Company. In addition, HCN announced the acceleration of all planned joint venture buyouts, including the Company.

2.	SUMMERY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The accompanying consolidated financial statements include the consolidated accounts of the Company after elimination of all intercompany accounts and transactions. The Company reviewed subsequent events through March 27, 2013, the date the consolidated financial statements were issued, for inclusion in these consolidated financial statements.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the allocation of the purchase price of the Facilities, the useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments. Actual results could differ from those estimates.

Property and Equipment — Property and equipment are recorded at their fair value as of the date of acquisition. All subsequent additions were recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Land improvements	15 years
Building and improvements	10-40 years
Furniture, fixtures, and equipment	3-10 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognized when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss for such assets by comparing the fair value of the asset to its carrying amount. No impairment charge was recorded in 2012 and 2011.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Company may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

Restricted Cash — The Company established a capital expenditure reserve to cover the cost of replacements and repairs to the Facilities’ furniture, fixtures, and equipment. The required deposit is $750 per unit from year one to year three, and $1,000 per unit as increased by the consumer price index in subsequent years. As a result of the pooling arrangements entered into by the Company, all amounts in the capital expenditure reserves for the Facilities are considered to be pooled into one account and may be used for any of the Facilities. The balance in the capital reserve was $306,242 and $599,747 as of December 31, 2012 and 2011, respectively and is included in restricted cash in the accompanying consolidated balance sheets.

Allowance for Doubtful Accounts — The Company provides an allowance for doubtful accounts on its outstanding receivables balance based on its collection history and an estimate of uncollectible accounts.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Company have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the financing. Amortization expense was $83,804 and $40,356 for 2012 and 2011, respectively.

Resident Lease Intangible — Resident lease intangible includes the fair value assigned to the in-place resident leases at the Facilities acquired. The asset is being amortized using the straight-line method over a period of one year, based on management’s estimate of the average resident’s length of stay. Amortization expense for 2012 and 2011 was $418,707 and $299,076, respectively.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days notice. All other resident fee revenue is recognized when services are rendered. The Company bills the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

Reclassifications — Certain amounts have been reclassified to conform to the current year presentation. The transaction costs totaling $707,766 have been reclassified from other expenses to operating expenses in the consolidated statements of operations.

Income Taxes — The Company wholly owns CNL Income SL II TRS Corporation (“TRS”), a taxable REIT subsidiary as defined in Section 856 of the Internal Revenue Code, which is subject to federal and state tax. The Company has a provision for federal income taxes related to TRS. The Company is also subject to franchise taxes in the states of California, Colorado, Georgia, Michigan, North Carolina and Pennsylvania, where some of the Facilities are located. The Company is also subject to modified gross receipts taxes in Michigan, where one of the Facilities is located. The modified gross receipts tax in Michigan should be treated as an income tax for financial statement purposes. Effective January 1, 2012, Michigan imposed a corporate income tax (“CIT”) and replaced the Michigan Business Tax (“MBT”) for most taxpayers. With the CIT in effect, all income or loss generated within Michigan flows through to the Members. These federal and state taxes are expensed as incurred and are included in income tax expense (benefit) in the accompanying consolidated financial statements.

ASC 740-10-25, Income Taxes, Overall Recognition describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities have full knowledge of the position and all relevant facts, but without considering time values. The Company adheres to the provisions of this statement. The Company has no uncertain tax position that requires accrual as of December 31, 2012 and 2011.

The statute of limitations for the IRS and the states to perform audits on the Company are three and four years, respectively. The Company is currently not under an audit by any tax jurisdiction. The statute of limitations for the periods included in the financial statements expires on December 31, 2015 and December 31, 2016 for the IRS and the states, respectively.

Fair Value Measurement — Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

As of December 31, 2012 and 2011, the carrying amounts of certain financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses, and other liabilities were representative of their fair values because of the short-term maturity of these instruments.

3.	ACQUISITION OF POOL ONE

On August 2, 2011, the Company accounted for the acquisition of Pool One as a business combination which requires the assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Transaction costs are expensed as incurred. The acquisition was funded through the initial capitalization of the Company which consisted of debt of $133,249,267 and contributions of cash by CNL and SSLII of $18,994,998 and $8,140,714, respectively.

The following table summarizes the recording, at fair value, of the assets and liabilities as of the date of acquisition, August 2, 2011:

Land and land improvements	$14,339,408
Building and building improvements	108,384,621
Furniture, fixtures, and equipment	5,665,217
Resident lease intangible	717,783
Other assets	8,826,168
Notes payable	(133,249,267)
Other liabilities	(4,683,930)

—
Transaction costs	707,766

Total consideration	$707,766

The estimated fair value of the real estate assets at acquisition was $128,389,246. To determine the fair value of the real estate, the Company examined various data points including (i) transactions with similar assets in similar markets (Level 3) and (ii) independent appraisals of the acquired assets (Level 3). As of the acquisition date, the fair value of the working capital approximated its carrying value.

The resident lease intangible of $717,783 represents opportunity costs associated with lost rentals. Based on management’s historical experience, the Company determined one month’s operating revenues less operating expenses approximated the value of these opportunity costs (Level 3).

At closing, the existing debt of $133,249,267 which approximated fair value was assumed by the Company. Fair value approximated book value as the debt was due at the date of closing.

4.	TRANSACTIONS WITH AFFILIATES

On August 2, 2011, the Company entered into a management agreement with Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLII to manage the Facilities. SSLMI receives a monthly management fee equal to 5% of the gross revenues of the Facility for the period commencing on the effective date and ending on the day immediately prior to the sixth anniversary of the effective date. For the period starting on the sixth anniversary of the effective date and continuing throughout the entire term of the agreement, the management fee is 6% percent of gross revenues per month. Management fees incurred in 2012 and 2011 were $1,862,585 and $721,126, respectively.

The management agreements also provide for reimbursement to SSLMI of all direct costs of operations. Payments to SSLMI for direct operating expenses in 2012 and 2011 were $22,844,762 and $8,924,257, respectively.

The Company obtains workers compensation, professional, general liability and automobile coverage through Sunrise Senior Living Insurance, Inc., an affiliate of SSLI. Related payments were $1,262,079 and $476,737 in 2012 and 2011, respectively.

The Company had net payable to SSLMI of $114,993 and $454,865 as of December 31, 2012 and 2011, respectively. These transactions are subject to the right of offset, wherein any receivables from the affiliate can be offset by any payables to the affiliate, and therefore, the amounts have been presented as payable to affiliates—net in the accompanying consolidated financial statements. The amounts are non-interest-bearing and due on demand.

5.	NOTES PAYABLE

On August 2, 2011, the Company assumed the debt of $133,249,267 of Pool One and entered into an amended and restated loan agreement for the six Facilities with Prudential Insurance Company of America (“Prudential”). At the time of the amendment, a principal payment of $25,744,325 was paid by SSLII and CNL and $2,955,675 of restricted cash held in escrow at Prudential was applied to the loan. The loans mature on April 5, 2014 with two twelve month extensions. The loans are secured by the Facilities, cross-collateralized and cross-defaulted. The loans are interest only and bear interest at London Interbank Offered Rate (“LIBOR”) plus 2.08%. The LIBOR is subjected to a floor of 2.50%. As of December 31, 2012 and 2011, the LIBOR rates were 0.21% and 0.28%, respectively.

A summary of the loan balances at December 31, 2012 and 2011 are as follows:

Bloomfield South MI Senior Lving Owner, LLC	$17,078,929
Broomfield CO Senior Living Owner, LLC	24,392,253
Johns Creek GA Senior Living Owner, LLC	12,086,603
McCandless PA Senior Living Owner, LP	14,523,128
Simi Valley CA Senior Living Owner, LLC	15,216,277
Wake County NC Senior Living Owner, LLC	21,252,077

$104,549,267

The Company is subject to non-financial covenants under the loan agreement. As of December 31, 2012 and 2011, the Company was in compliance with all covenants.

The fair value of the Company’s notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. The estimated fair value of the Company’s notes payable was approximately $104,320,076 and $104,549,267 as of December 31, 2012 and 2011, respectively.

6.	INCOME TAXES

Entities that are recognized as partnerships for federal income tax purpose are not subject to income tax at the entity level as the income or loss generated by the partnership is recognized by the partners and is included on their respective tax returns. Most state income taxes follow the same methodology but there are a few states that tax partnerships on their gross receipts. The Company has properties in California, Colorado, Georgia, Michigan, North Carolina and Pennsylvania. For the period ending December 31, 2011, Michigan required partnerships to pay a modified gross receipt tax at partnership level. Effective January 1, 2012, the MBT was replaced by a CIT and therefore, Michigan will no longer tax partnerships as amounts will flow through to the owners.

The Company wholly owns CNL Income SL II TRS Corporation. The TRS was formed on June 8, 2011 under the laws of the state of Delaware. The first year the TRS was subject to taxation was 2011. The TRS has properties in California, Colorado, Georgia, Michigan, North Carolina, and Pennsylvania. The TRS files a separate state corporate tax return in California, Colorado, Georgia, North Carolina and Pennsylvania and files consolidated with a related party in the state of Michigan. The TRS had a deferred tax asset of $121,737 and $167,827 at December 31, 2012 and 2011, respectively. The deferred tax asset is related to the difference between tax and book basis related to various accruals. The Company determined that a valuation allowance of $167,827 was necessary in 2011. In the current year management reviewed all positive and negative evidence and determined that a valuation allowance was no longer necessary. The TRS had no deferred tax liabilities as of December 31, 2012 and 2011.

The TRS had tax expense of $398,940 and $21,499 at December 31, 2012 and 2011 respectively.

7.	CONTINGENCIES

The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Company does not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial position.

During 2012, the Facility in Broomfield, CO experienced shifting in soils that resulted in damage to the underground pipes. As of December 31, 2012, costs to repair the damage of $991,545 were incurred and recorded to repairs and maintenance expense in the accompanying consolidated financial statements. During 2013, $1,072,922 of additional costs to repair the damage were incurred. Management is working through an open insurance claim related to the incident with the insurance company. Proceeds from the insurance company will be recorded as a reduction to the costs incurred when such recoveries are deemed probable.

8.	SUBSEQUENT EVENT

On January 9, 2013, Sunrise consummated the transaction with HCN and Red Fox (Note 1).

* * * * * *